ALAN R. SWIFT, CPA, P.A.

June 29, 2012

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C.  20549

Re:      Assurance Group, Inc.

File Ref. No. 1175501

We have read the statements of Assurance Group, Inc. pertaining to our firm included under Item 4.01 of form 8-K dated June 29, 2012, and agree with such statements as they pertain to our firm.

Regards,

 /s/ Alan R. Swift, CPA, P.A.

Alan R. Swift, CPA, P.A.

Certified Public Accountants and Consultants

800 VILLAGE SQUARE CROSSING, SUITE 118, PALM BEACH GARDENS, FL 33410
PHONE (561) 656-0818  FAX (561) 658-0245
www.aswiftcpa.com